UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2026

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2026, the Board of Directors (the “Board”) of Royal Caribbean Cruises Ltd. (the “Company”) appointed Christopher Wiernicki as a director of the Company.

Mr. Wiernicki served as Chairman and CEO of American Bureau of Shipping (ABS), a leading maritime classification society, from 2011 through 2025. Prior to that role, he held other senior positions at ABS, including president and chief operating officer and chief technology officer. Mr. Wiernicki is a recognized expert in the marine sector, member of the International Maritime Hall of Fame and recipient of numerous industry, government and academic accolades.

Mr. Wiernicki will receive compensation for his board service consistent with the compensation of other non-management directors as described in the Company’s definitive proxy statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 18, 2025.

Item 7.01	Regulation FD Disclosure.

On February 17, 2026, the Company issued a press release regarding Mr. Wiernicki’s appointment to the Board, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1 - Press release dated February 17, 2026.

Exhibit 104 - Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: February 17, 2026	By:	/s/ R. Alexander Lake
	Name:	R. Alexander Lake
	Title:	Chief Legal Officer & Secretary